Exhibit 5.1

November 8, 2019

Omega Healthcare Investors, Inc.

303 International Circle

Suite 200

Hunt Valley, Maryland 21030

Re:	Registration Statement on Form S-8

Employee Stock Purchase Plan

Ladies and Gentlemen:

We have served as Maryland counsel to Omega Healthcare Investors, Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 500,000 shares (the “Shares”) of common stock, $0.10 par value per share (the “Common Stock”), of the Company, issuable under the Omega Healthcare Investors, Inc. Employee Stock Purchase Plan (as amended, the “Plan”). The Shares are covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “1933 Act”).

I. Documents Reviewed and Matters Considered

In our capacity as counsel to the Company and for purposes of this opinion, we have examined the following documents (all of which are collectively called the “Documents”):

(i)                 the Plan;

(ii)               the Registration Statement;

(iii)             the charter of the Company (the “Charter”), certified by the Maryland State Department of Assessments and Taxation (the “SDAT”);

(iv)             the Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

(v)               a Certificate of Status of the SDAT to the effect that the Company is in good standing, dated November 4, 2019;

Omega Healthcare Investors, Inc. November 8, 2019 Page 2

(vi)             resolutions adopted by the Board of Directors of the Company relating to the Plan and the issuance of stock by the Company (the “Resolutions”), certified as of the date hereof by an officer of the Company;

(vii)           a certificate executed by an officer of the Company, dated as of the date hereof, as to such matters as we deem necessary and appropriate to enable us to render this opinion letter; and

(viii)         such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the assumptions, qualifications, and limitations noted herein.

II. Assumptions

In reaching the opinions set forth below, we have assumed the following:

(a)                Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b)               Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

(c)                All Documents submitted to us as originals are authentic. All Documents submitted to us as certified, photostatic, or other copies conform to the original documents. All Documents upon which we have relied are accurate and complete. All public records reviewed or relied upon by us or on our behalf are true and complete and remain so as of the date of this letter.

(d)               The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.

(e)                All representations, warranties, statements and information contained in the Registration Statement are accurate and complete.

(f)                 All signatures on the Documents submitted to us for examination are genuine.

(g)               There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any of the provisions of the Documents, by actions or omission of the parties or otherwise.

(h)               Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein. The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

(i)                 Upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Charter. The Shares will not be issued in violation of any restriction or limitation contained in the Charter.

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III. Opinions

Based on our review of the foregoing and subject to the assumptions, qualifications, and limitations set forth herein, it is our opinion, as of the date of this letter, that the Shares have been duly authorized and, when and if issued and delivered against payment therefor in accordance with the Charter, the Bylaws, the Resolutions, the Registration Statement, and the Plan, the Shares will be validly issued, fully paid, and nonassessable.

IV. Qualifications and Limitations

In addition to the other matters set forth in this letter, the opinions set forth herein are also subject to the following qualifications:

(A)              We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland and as used herein “law” means such laws. We express no opinion as to the principles of conflict of laws of any jurisdiction, including the laws of the State of Maryland.

(B)              We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might change the opinions expressed in this letter after the date of this letter.

(C)              The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

(D)              This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of the name of our firm therein. In giving such consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act.

Very truly yours, /s/ SHAPIRO SHER GUINOT & SANDLER, P.A. SHAPIRO SHER GUINOT & SANDLER, P.A.